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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): SEPTEMBER 7, 2005

                                PERCEPTRON, INC.
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               (Exact Name of Registrant as Specified in Charter)

MICHIGAN                              0-20206                38-2381442
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(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)           Identification No.)

47827 Halyard Drive, Plymouth, MI                            48170-2461
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code (734) 414-6100

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On September 7 and 8, 2005, Perceptron, Inc. (the "Company") entered into Severance Agreements with the following executive officers: Alfred A. Pease, Harry T. Rittenour, Wilfred J. Corriveau and John J. Garber. The Severance Agreement between the Company and Mr. Pease provides for, among other things, the payment of an amount of cash severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Pease been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for one year. The Severance Agreements between the Company and Messrs. Rittenour, Corriveau and Garber provide for, among other things, the payment of an amount of severance equal to six months of their current annual base salary, as in effect immediately prior to their termination, a prorated portion of any bonus they would have earned for the year of termination had they been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for six months.. Severance is payable to Messrs. Pease, Rittenour, Corriveau and Garber only if they are terminated by the Company for any reason other than death, disability, or cause (as defined in the Severance Agreements). In the event of a change in control (as defined in the Severance Agreements), and if within certain time periods set forth in the Severance Agreements, such executive officers are terminated by the Company for any reason other than death, disability or cause, or they resign for good reason (as defined in the Severance Agreements), Mr. Pease will be entitled to an amount of severance equal to two times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits until Mr. Pease becomes eligible for Medicare benefits and welfare and car benefits for two years and continued coverage under director and officer liability insurance policies, and Messrs. Rittenour, Corriveau and Garber will be entitled to an amount of severance equal to one times their current annual base salary, as in effect immediately prior to their termination, a prorated portion of their target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and car benefits for one year and continued coverage under director and officer liability insurance policies.

      Attached hereto and incorporated by reference as Exhibits 10.1, 10.2, 10.3 and 10.4 are the Severance Agreements relating to such executive officers. The foregoing description summarizes certain provisions of the Severance Agreements and is qualified in its entirety by reference to the terms and conditions in the attached documents.

Item 8.01 OTHER EVENTS

      The Company also reports that Peter J. Chatel has resigned as Senior Vice President for New Market Development, effective September 9, 2005.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.    Exhibits.

      Exhibit No.   Description
      10.1          Severance Agreement dated September 7, 2005 between the
                    Company and Alfred A. Pease.

      10.2          Severance Agreement dated September 7, 2005 between the
                    Company and Harry T. Rittenour.

      10.3          Severance Agreement dated September 8, 2005 between the
                    Company and Wilfred J. Corriveau.

      10.4          Severance Agreement dated September 7, 2005 between the
                    Company and John J. Garber.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PERCEPTRON, INC.
                                     (Registrant)

Date: September 9, 2005              /s/ A. A. Pease
                                     -------------------------------------------
                                     By: Alfred A. Pease
                                     Title: President
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                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
10.1        Severance Agreement dated September 7, 2005 between the Company and
            Alfred A. Pease.

10.2        Severance Agreement dated September 7, 2005 between the Company and
            Harry T. Rittenour.

10.3        Severance Agreement dated September 8, 2005 between the Company and
            Wilfred J. Corriveau.

10.4        Severance Agreement dated September 7, 2005 between the Company and
            John J. Garber.